                      AGREEMENT AND PLAN OF REORGANIZATION

                                       BY

                    AMERICAN CENTURY GOVERNMENT INCOME TRUST

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION made as of __________, 2001 by
American Century Government Income Trust, a Massachusetts business trust
("ACGIT").

         WHEREAS, ACGIT desires that substantially all of the assets and liabilities of the Short-Term Treasury portfolio of ACMF ("Short-Term Treasury")
to be transferred to, and be acquired and assumed by, the Treasury portfolio of
ACGIT ("Treasury") in exchange for shares of Treasury which shall thereafter be distributed by ACGIT to the holders of shares of Short-Term Treasury, all as described in this Agreement (the "Reorganization");

         WHEREAS, ACGIT intends that the transfer of assets, assumption of liabilities and distribution of shares in Short-Term Treasury be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of
1986, as amended (the "Code"); and

         WHEREAS, ACGIT intends that in connection with the Reorganization,
Short-Term Treasury shall be terminated and de-registered as described in this
Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and subject to the terms and conditions hereof, and intending to be legally bound hereby, ACGIT agrees to the following:

1.       TRANSFER OF ASSETS OF SHORT-TERM TREASURY.

         1.1.     At the Effective Time (as defined in Section 8), ACGIT shall transfer and convey, on behalf of Short-Term Government, all property of every description, and all interests, rights,
                  privileges and powers of Short-Term Treasury (such assets, the
                  "Short-Term Treasury Assets"). Simultaneously, ACGIT shall, on behalf of Treasury, accept the Short-Term Treasury Assets and assume all liabilities, whether accrued, absolute, contingent or otherwise, of Short-Term Treasury reflected in the
                  calculation of Short-Term Treasury's net asset value (the
                  "Short-Term Treasury Liabilities"). As a result, at and after the Effective Time: (i) all assets of Short-Term Treasury
                  shall become and be the assets of Treasury; and (ii) all known liabilities of Short-Term Treasury reflected as such in the calculation of Short-Term Treasury's net asset value shall attach to Treasury as aforesaid and may thenceforth be
                  enforced against Treasury to the extent as if the same had been incurred by it. Without limiting the generality of the foregoing, the Short-Term Treasury Assets shall include all property and assets of any nature whatsoever, including
                  without limitation, all cash, cash equivalents, securities, other investments, claims and receivables (including dividend and interest receivables) owned by Short-Term Treasury, and any deferred or prepaid expenses shown as an asset on
                  Short-Term Treasury's books at the Effective Time, and all good will, other intangible property and books and records belonging to Short-Term Treasury. Recourse by any person for the Short-Term Treasury Liabilities assumed by Treasury shall, at and after the Effective Time, be limited to Treasury.

         1.2      In exchange for the transfer of the Short-Term Treasury Assets and the assumption of the Short-Term Treasury Liabilities,
                  ACGIT shall simultaneously issue at the Effective Time to
                  Short-Term Treasury a number of full and fractional shares (to the third decimal place) Treasury, all determined and adjusted as provided in this Agreement. The number of shares of
                  Treasury so issued will have an aggregate net asset value
                  equal to the value of the Short-Term Treasury Assets, less the
                  Short-Term Treasury Liabilities, that are represented by
                  shares of Short-Term Treasury, the holders of which shall
                  receive shares of Treasury, all determined and adjusted as provided in this Agreement.

         1.3.     The net asset values of shares of Treasury and of Short-Term
                  Treasury shall be determined as of the Valuation Time, as
                  defined in Section 3.

         1.4.     The net asset value of shares of Treasury shall be computed in the manner set forth in Treasury's then-current prospectus under the Securities Act of 1933, as amended (the "1933 Act").
                  The net asset value of the Short-Term Treasury Assets to be transferred by ACGIT shall be computed by ACGIT and shall be subject to adjustment by the amount, if any, agreed to by
                  ACGIT. In determining the value of the securities transferred by Short-Term Treasury to Treasury, each security shall be priced in accordance with the policies and procedures of ACGIT as described in its then-current prospectus and statement of additional information and adopted by ACGIT's Board of
                  Trustees. Price quotations and the security characteristics relating to establishing such quotations shall be determined by ACGIT.

2.       LIQUIDATING DISTRIBUTION AND TERMINATION OF SHORT-TERM TREASURY.

         Immediately after the Effective Time, Short-Term Treasury shall distribute in the complete liquidation pro rata to the record holders of its shares at the Effective Time the shares of Treasury to be received by the record holders of Short-Term Treasury. ACGIT shall record on its books the ownership of shares of Treasury by the record holders of shares of Short-Term Treasury. All of the issued and outstanding shares of Short-Term Treasury shall be redeemed and canceled on the books of ACGIT at the Effective Time and shall thereafter represent only the right to receive the shares of Treasury, and Short-Term Treasury's transfer books shall be closed permanently.
         As soon as practicable after the Effective Time, ACGIT shall take all steps as shall be necessary and proper to effect the dissolution of
         Short-Term Treasury under federal and state law. After the Effective
         Time, ACGIT shall not conduct any business with respect to Short-Term
         Treasury except in connection with Short-Term Treasury's liquidation and dissolution.

3.       VALUATION TIME.

         Subject to Section 1.4 hereof, the Valuation Time for the
         Reorganization shall be on such date as may be agreed by the duly authorized officers of ACGIT.

4.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACGIT.

         ACGIT, on behalf of itself and Short-Term Treasury, represents and warrants to, and agrees with, the following:

         4.1.     ACGIT is a Massachusetts business trust duly created pursuant to its Agreement and Declaration of Trust for the purpose of acting as a management investment company under the 1940 Act and is validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts.
                  Short-Term Treasury is registered with the Securities and
                  Exchange Commission (the "SEC") as an open-end management
                  investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and such registration is in full force and effect.

         4.2.     ACGIT has power to own all of its properties and assets and, subject to the approval of shareholders referred to herein, to carry out and consummate the transactions contemplated hereby, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to
                  consummate the transactions contemplated by this Agreement.

         4.3.     This Agreement has been duly authorized, executed and
                  delivered by ACGIT, and represents ACGIT's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization,
                  arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not and will not, and the consummation of the transactions contemplated by this Agreement will not,
                  violate ACGIT's Agreement and Declaration of Trust, By-laws, or any agreement or arrangement to which it is a party or by which it is bound.

         4.4.     Short-Term Treasury has elected to qualify and has qualified as a "regulated investment company" under Subtitle A, Chapter
                  1, Subchapter M, Part I of the Code, as of and since its first taxable year; has been a regulated investment company at all times since the end of its first taxable year when it so
                  qualified; and qualifies and shall continue to qualify as a regulated investment company until the Effective Time.

         4.5.     All federal, state, local and foreign income, profits,
                  franchise, sales, withholding, customs, transfer and other taxes, including interest, additions to tax and penalties
                  (collectively, "Taxes") relating to the Short-Term Treasury
                  Assets or properly shown to be due on any return filed by
                  Short-Term Treasury with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and timely paid or provided for;
                  and there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to the
                  Short-Term Treasury Assets.

         4.6.     The financial statements of Short-Term Treasury for the fiscal year ended March 31, 2001, audited by PricewaterhouseCoopers
                  LLP, independent auditors, copies of which have been
                  previously furnished to ACGIT, present fairly the financial position of Short-Term Treasury as of March 31, 2001 and the results of its operations for the year then ending, in
                  conformity with generally accepted accounting principles.

         4.7.     Prior to the Valuation Time, Short-Term Treasury shall have declared a dividend or dividends, with a record date and
                  ex-dividend date prior to such Valuation Time, which, together with all previous dividends, shall have the effect of
                  distributing to its shareholders all of its investment company taxable income, if any, for the taxable periods or years ended on or before Short-Term Treasury's most recent fiscal year end, and for the period from said date to and including the
                  Effective Time (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any,
                  realized in taxable periods or years ended on or before
                  Short-Term Treasury's fiscal year end and for the period from said date to and including the Effective Time. Such dividends will be paid to shareholders of Short-Term Treasury prior to the Effective Date.

         4.8.     At both the Valuation Time and the Effective Time, there shall be no known liabilities of Short-Term Treasury, whether
                  accrued, absolute, contingent or otherwise, not reflected in the net asset value per share of its outstanding shares.

         4.9.     There are no legal, administrative or other proceedings
                  pending or, to ACGIT's knowledge threatened, against ACGIT or
                  Short-Term Treasury which could result in liability on the part of Short-Term Treasury.

         4.10.    Subject to the approval of shareholders, at both the Valuation
                  Time and the Effective Time, ACGIT shall have full right,
                  power and authority to assign, transfer and deliver the
                  Short-Term Treasury Assets and, upon delivery and payment for the Short-Term Treasury Assets as contemplated herein,
                  Treasury shall acquire good and marketable title thereto, free and clear of all liens and encumbrances, and subject to no restrictions on the ownership or transfer thereof (except as imposed by federal or state securities laws).

         4.11.    No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                  ACGIT of the transactions contemplated by this Agreement,
                  except such as may be required under the 1933 Act, the
                  Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         4.12.    Insofar as the following relate to ACGIT, the registration statement filed by ACGIT on Form N-14 relating to the shares of Treasury that will be registered with the SEC pursuant to this Agreement, which, without limitation, shall include a proxy statement of ACGIT and the prospectus of ACGIT with
                  respect to the transactions contemplated by this Agreement, and any supplement or amendment thereto or to the documents contained or incorporated therein by reference (the "N-14
                  Registration Statement"), on the effective date of the N-14
                  Registration Statement, at the time of any shareholders'
                  meeting referred to herein and at the Effective Time: (i)
                  shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii)
                  shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
                  provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by ACGIT for use in the N-14 Registration Statement.

         4.13.    All of the issued and outstanding shares of Short-Term
                  Treasury have been duly and validly issued, are fully paid and non-assessable, and were offered for sale and sold in
                  conformity with all applicable federal and state securities laws, and no shareholder of Short-Term Treasury has any
                  preemptive right of subscription or purchase in respect of such shares.

5.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACGIT.

         ACGIT, on behalf of itself and Treasury, represents and warrants to, and agrees with, the following:

         5.1.     ACGIT is a Massachusetts business trust duly created pursuant to a Declaration of Trust for the purpose of acting as a
                  management investment company under the 1940 Act and is
                  validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts,
                  Treasury is registered with the SEC as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

         5.2.     ACGIT has the power to own all of its properties and assets and to carry out and consummate the transactions contemplated herein, and has all necessary federal, state and local
                  authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this
                  Agreement.

         5.3.     This Agreement has been duly authorized, executed and
                  delivered by ACGIT, and represents ACGIT's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization,
                  arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement did not, and the consummation of the
                  transactions contemplated by this Agreement will not, violate
                  ACGIT's Agreement and Declaration of Trust or By-laws or any agreement or arrangement to which it is a party or by which it is bound.

         5.4.     Treasury has elected to qualify, and has qualified, as a
                  "regulated investment company" under Subtitle A, Chapter 1,
                  Subchapter M, Part I of the Code, as of and since its first taxable year; and has been a regulated investment company at all times since the end of its first taxable year when it so qualified and intends to continue to qualify as a regulated investment company.

         5.5.     The financial statements of Treasury for its fiscal year ended
                  March 31, 2001, audited by PricewaterhouseCoopers LLP,
                  independent auditors, copies of which have been previously furnished to ACGIT, present fairly the financial position of
                  Treasury as of March 31, 2001 and the results of its
                  operations for the year then ending, in conformity with
                  generally accepted accounting principles.

         5.6.     At both the Valuation Time and the Effective Time, there shall be no known liabilities of Treasury whether accrued, absolute, contingent or otherwise, not reflected in the net asset value per share of its shares to be issued pursuant to this
                  Agreement.

         5.7.     There are no legal, administrative or other proceedings
                  pending or, to its knowledge, threatened against ACGIT or
                  Treasury that could result in liability on the part of ACGIT or Treasury.

         5.8.     No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                  ACGIT of the transactions contemplated by this Agreement,
                  except such as may be required under the 1933 Act, the 1934
                  Act, the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         5.9.     Insofar as the following relate to ACGIT, the N-14
                  Registration Statement on its effective date, at the time of any shareholders' meetings referred to herein and at the
                  Effective Time: (i) shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by
                  ACGIT for use in the N-14 Registration Statement.

         5.10.    The shares of Treasury to be issued and delivered to
                  Short-Term Treasury for the account of record holders of
                  shares of Short-Term Treasury pursuant to the terms hereof shall have been duly authorized as of the Effective Time and, when so issued and delivered, shall be registered under the
                  1933 Act, duly and validly issued, fully paid and
                  non-assessable, and no shareholder of ACGIT shall have any preemptive right of subscription or purchase in respect
                  thereto.

6.       SHAREHOLDER ACTION ON BEHALF OF SHORT-TERM TREASURY.

         6.1.     As soon as practicable after the effective date of the N-14
                  Registration Statement, but in any event prior to the
                  Effective Time and as a condition to the Reorganization, the
                  Board of Trustees of ACGIT shall call, and ACGIT shall hold, a meeting of the shareholders of Short-Term Treasury for the purpose of considering and voting upon:

                  6.1.1.   Approval of this Agreement and the transactions
                           contemplated hereby, including, without limitation:

                           6.1.1.1. The transfer of the Short-Term Treasury
                                    Assets to Treasury and the assumption by
                                    Treasury of the Short-Term Treasury
                                    Liabilities, in exchange for shares of
                                    Treasury, as described in this Agreement;
                                    and

                           6.1.1.2. The liquidation of Short-Term Treasury
                                    through the distribution to its record
                                    holders of shares of the shares of Treasury
                                    as described in this Agreement; and

                  6.1.2.   Such other matters as may be determined by the Board
                           of Trustees or authorized officers of the parties.

         6.2.     Approval of this Reorganization Agreement by the shareholders of Short-Term Treasury shall constitute the waiver of the
                  application of any fundamental policy of Short-Term Treasury that might be deemed to prevent them from taking the actions necessary to effectuate the Reorganization as described, and such policies, if any, shall be deemed to have been amended accordingly.

7.       REGISTRATION STATEMENT AND PROXY SOLICITATION MATERIALS.

         The N-14 Registration Statement under the 1933 Act, including the combined prospectus/proxy statement contained therein under the 1934
         Act and 1940 Act proxy rules, shall be filed with the SEC as promptly as practicable, ACGIT shall have furnished and shall continue to furnish the information that is required by the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under each of those Acts and state securities laws, to be included in the N-14 Registration
         Statement.

8.       EFFECTIVE TIME OF THE REORGANIZATION.

         Delivery of the Short-Term Treasury Assets and the shares of Treasury to be issued pursuant to Section 1 and the liquidation of Short-Term
         Treasury pursuant to Section 2 shall occur at the opening of business on the next business day following the Valuation Time, or on such other date, and at such place and time, as may be determined by the President or any Vice President of each party hereto. The date and time at which such actions are taken are referred to herein as the "Effective Time."
         To the extent any of the Short-Term Treasury Assets are, for any reason, not transferred at the Effective Time, ACGIT shall cause such
         Short-Term Treasury Assets to be transferred in accordance with this
         Agreement at the earliest practicable date thereafter.

9.       ACGIT CONDITIONS.

         The obligations of ACGIT hereunder with respect to Treasury shall be subject to the following conditions precedent:

         9.1.     This Agreement and the transactions contemplated by this
                  Agreement shall have been approved by the shareholders of
                  Short-Term Treasury, in the manner required by law.

         9.2.     ACGIT shall have duly executed and delivered such bills of sale, assignments, certificates and other instruments of
                  transfer ("Transfer Documents") as may be necessary or
                  desirable to transfer all right, title and interest of ACGIT and Short-Term Treasury in and to the Short-Term Treasury
                  Assets. The Short-Term Treasury Assets shall be accompanied by all necessary state stock transfer stamps or cash for the
                  appropriate purchase price therefor.

         9.3.     All representations and warranties made in this Agreement
                  shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time. As of
                  the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial position of
                  Short-Term Treasury since March 31, 2001, other than those changes incurred in the ordinary course of business as an
                  investment company. No action, suit or other proceeding shall be threatened or pending before any court or governmental
                  agency in which it is sought to restrain or prohibit, or
                  obtain damages or other relief in connection with, this
                  Agreement or the transactions contemplated herein.

         9.4.     ACGIT shall have received a tax opinion dated the Effective
                  Time, substantially to the effect that for federal income tax purposes: (i) the transfer of the Short-Term Treasury Assets hereunder, and the assumption by Treasury of the Short-Term
                  Treasury Liabilities, in exchange for shares of Treasury, and the distribution of said shares to the shareholders of
                  Short-Term Treasury, as provided in this Agreement, will
                  constitute a reorganization within the meaning of Section 368 of the Code, and Short-Term Treasury and Treasury will each be considered "a party to a reorganization" within the meaning of
                  Section 368(b) of the Code; (ii) no gain or loss will be
                  recognized by Short-Term Treasury as a result of such
                  transaction; (iii) no gain or loss will be recognized by
                  Treasury as a result of such transaction; (iv) no gain or loss will be recognized by the shareholders of Short-Term Treasury on the distribution to them by Short-Term Treasury of shares of Treasury in exchange for their shares of Short-Term
                  Treasury; (v) the aggregate basis of Treasury shares received by each shareholder of Short-Term Treasury will be the same as the aggregate basis of the shareholder's Short-Term Treasury shares immediately prior to the transaction; (vi) the basis of the Short-Term Treasury Assets to Treasury will be the same as the basis of the Short-Term Treasury Assets in the hands of
                  Short-Term Treasury immediately prior to the exchange; (vii) a shareholder's holding period for Treasury shares will be
                  determined by including the period for which the shareholder held the shares of Short-Term Treasury exchanged therefor, provided that the shareholder held such shares of Short-Term
                  Treasury as a capital asset; and (viii) the holding period of
                  Treasury with respect to the Short-Term Treasury Assets will include the period for which the Short-Term Treasury Assets were held by Short-Term Treasury.

         9.5.     The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any
                  proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940
                  Act.

         9.6.     The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                  effectiveness shall have been instituted or, to the knowledge of ACGIT, contemplated by the SEC, and the parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions
                  contemplated by this Agreement.

         9.7.     The President or a Vice President of ACGIT shall have
                  certified that ACGIT has performed and complied in all
                  material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

10.      ACGIT'S CONDITIONS.

         The obligations of ACGIT hereunder with respect to Short-Term Treasury shall be subject to the following conditions precedent:

         10.1.    This Agreement and the transactions contemplated by this
                  Agreement shall have been approved by the shareholders of
                  Short-Term Treasury in the manner required by law.

         10.2.    All representations and warranties of ACGIT made in this
                  Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective
                  Time. As of the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial condition of Treasury since March 31, 2001 other than those changes incurred in the ordinary course of business as an
                  investment company. No action, suit or other proceeding shall be threatened or pending before any court or governmental
                  agency in which it is sought to restrain or prohibit, or
                  obtain damages or other relief in connection with, this
                  Agreement or the transactions contemplated herein.

         10.3.    ACGIT shall have received a tax opinion dated the Effective
                  Time, with respect to the matters specified in Section 9.4.

         10.4.    The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                  effectiveness shall have been instituted, or to the knowledge of ACGIT, contemplated by the SEC, and the parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions
                  contemplated by this Agreement.

         10.5.    ACGIT shall not sell or otherwise dispose of any shares of
                  Treasury to be received in the transactions contemplated
                  herein, except in distribution to its shareholders as
                  contemplated herein.

         10.6.    The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any
                  proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940
                  Act.

         10.7.    The President or a Vice President of ACGIT shall have
                  certified that ACGIT has performed and complied in all
                  material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

11.      TAX DOCUMENTS.

         ACGIT shall obtain at the Effective Time confirmations or other adequate evidence as to the adjusted tax basis of the Short-Term
         Treasury Assets then delivered to Treasury in accordance with the terms of this Agreement.

12.      FURTHER ASSURANCES.

         Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

13.      TERMINATION OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the parties set forth in this
         Agreement shall terminate at the Effective Time.

14.      TERMINATION OF AGREEMENT.

         14.1.    This Agreement may be terminated prior to the Effective Time by the Board of Trustees of ACGIT, as provided below:

                  14.1.1.  By ACGIT if the conditions set forth in Section 9 are not satisfied in said Section;

                  14.1.2.  By ACGIT if the conditions set forth in Section 10 are not satisfied as specified in said Section;

         14.2.    If ACGIT terminates this Agreement because one or more of its conditions precedent have not been fulfilled, this Agreement will become null and void without any liability of ACGIT or any of its investment portfolios.

15.      AMENDMENT AND WAIVER.

         At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the shareholders of ACGIT, (a) ACGIT may, by written agreement authorized by its Board of Trustees, or its
         President or any Vice President, and with or without the approval of its shareholders, amend any of the provisions of this Agreement, and
         (b) ACGIT may waive any breach or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and executed by the President or Vice President of ACGIT with or without the approval of ACGIT's shareholders).

16.      GOVERNING LAW.

         This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of
         Massachusetts without giving effect to the conflicts of law principles otherwise applicable therein.

17.      SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto.

18.      BENEFICIARIES.

         Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and permitted assigns of the parties.

19.      ACGIT LIABILITY.

         19.1.    The name "American Century Government Income Trust" and
                  "Trustees of American Century Government Income Trust" refer respectively to the trust created and the trustees, as
                  trustees but not individually or personally, acting from time to time under an Amended and Restated Agreement and
                  Declaration of Trust dated as of March 9, 1998, as amended, which is hereby referred to and copies of which are on file at the office of the State Secretary of the Commonwealth of
                  Massachusetts and at the principal office of ACGIT. The
                  obligations of ACGIT entered into in the name or on behalf thereof by any of its trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or
                  representatives of ACGIT personally, but bind only the trust property, and all persons dealing with any portfolio of ACGIT must look solely to the trust property belonging to such
                  portfolio for the enforcement of any claims against ACGIT.

         19.2.    ACGIT specifically acknowledges and agrees that any liability of ACGIT under this Agreement with respect to Treasury, or in connection with the transactions contemplated herein with
                  respect to Treasury, shall be discharged only out of the
                  assets of Treasury and that no other portfolio of ACGIT, if any, shall be liable with respect thereto.

20.      ACGIT LIABILITY.

         ACGIT specifically acknowledges and agrees that any liability of ACGIT under this Agreement with respect to Short-Term Treasury or in connection with the transactions contemplated herein with respect to
         Short-Term Treasury, shall be discharged only out of the Short-Term
         Treasury Assets and that no other portfolio of ACGIT shall be liable with respect thereto.

21.      NOTICES.

         All notices required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to a nationally recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto:

         If to American Century Government Income Trust:

                                            Charles A. Etherington
                                            4500 Main Street
                                            Kansas City, MO  64111

22.      EXPENSES.

         Expenses incurred in connection with the Reorganization are the sole responsibility of and will be borne by American Century Investment
         Management, Inc. or one or more of its affiliates.

23.      ENTIRE AGREEMENT.

         This Agreement embodies the entire agreement and understanding of ACGIT and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.

24.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the date first written.

AMERICAN CENTURY GOVERNMENT
    INCOME TRUST

By:/s/Charles A. Etherington
   Charles A. Etherington
   Vice President

ATTEST:/s/Anastasia H. Enneking
       Anastasia H. Enneking